UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2012

GROUPON, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35335 (Commission File Number)	27-0903295 (I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 620 Chicago, Illinois (Address of principal executive offices)	60654 (Zip Code)

(312) 676-5773
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

This Form 8-K/A is being filed as an amendment (“Amendment No. 1") to the Current Report on Form 8-K filed by Groupon, Inc. with the U.S. Securities and Exchange Commission on June 20, 2012 (“Original Filing"). The sole purpose of this Amendment No. 1 is to disclose Groupon's decision as to how frequently it will conduct future stockholder advisory votes regarding compensation awarded to its named executive officers. No other changes have been made to the Original Filing.

At Groupon Inc.’s 2012 Annual Meeting of Stockholders held on June 19, 2012, Groupon’s stockholders voted on, among other matters, a proposal on the frequency of future stockholder advisory votes regarding compensation awarded to named executive officers. As previously reported by Groupon, the frequency of once every one year received the highest number of votes cast, with over 99% of the votes cast in favor of one year. Based on these results, and consistent with Groupon’s recommendation, Groupon’s Board of Directors has determined that Groupon will conduct future stockholder advisory votes regarding compensation awarded to its named executive officers every year. The next required stockholder advisory vote on the frequency of future stockholder advisory votes regarding compensation awarded to named executive officers will be conducted at Groupon’s 2018 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.

Dated: October 4, 2012	By:	/s/ Jason E. Child
	Name:	Jason E. Child
	Title:	Chief Financial Officer